EXHIBIT 10.2

Adel Industrial Development Authority
$17,200,000
Revenue Bonds
(Sanderson Farms, Inc. (Production Division) Project),
Series 2006

Bond Purchase Agreement

Dated as of July 1, 2006

Exhibit A — Form of Bonds
Exhibit B — Form of Investment Letter

Bond Purchase Agreement
July 1, 2006
Sanderson Farms, Inc. (Production Division),
  a Mississippi corporation
(the “Purchaser”)
Ladies and Gentlemen:
     The Adel Industrial Development Authority (the “Issuer”), a public body corporate and politic created and existing under the laws of the State of Georgia, agrees with you as follows:
Issuance of the Bonds
Authorization of the Bonds.
     The Issuer has duly authorized the issuance and sale of $17,200,000 in principal amount of its Revenue Bonds (Sanderson Farms, Inc. (Production Division) Project), Series 2006 (the “Bonds,” such term to include any such Bonds issued in substitution therefor pursuant to Section 10 of this Agreement). The Bonds shall be substantially in the form set out in Exhibit A, with such changes therefrom, if any, as may be approved by you and the Issuer. Certain capitalized terms used in this Agreement are defined in Section 15 of this Agreement; references to an “Exhibit” are, unless otherwise specified, to an Exhibit attached to this Agreement. Capitalized terms not otherwise defined herein shall be defined as forth in the Lease Agreement of even date (the “Lease Agreement”) between the Issuer and Sanderson Farms, Inc. (Production Division) (the “Lessee”), a Mississippi corporation.
Terms of the Bonds.
     The Bonds shall be dated the date of Closing and shall be designated “Adel Industrial Development Authority Revenue Bonds (Sanderson Farms, Inc. (Production Division) Project), Series 2006.” The Series 2006 Bonds (the “Bonds”) shall be issued as a single, fully registered Bond without coupons in an aggregate principal amount not in excess of $17,200,000 and shall be numbered R-1, substantially in the form set forth in Exhibit A.
     The Bonds shall bear interest from the date advances are made under this Agreement on the outstanding principal amount thereof at the rate per annum of 6.00%, computed on the basis of a 360-day year for the number of days actually elapsed, payable on July 1, 2007, and annually thereafter on July 1 of each year and shall mature on July 1, 2017 (each such date, a “Payment Date”), unless earlier called for redemption.

     The Bonds shall bear interest on any overdue installment of principal or premium, if any, and, to the extent permitted by applicable law, on any overdue installment of interest, at the aforesaid rate.
Security for the Bonds.
     As security for the payment of the Bonds, the Issuer hereby assigns and pledges, and grants a security interest in, all of its right, title, and interest in the Bond Rent and in the amounts pledged pursuant to Section 5.1 and, pursuant to an Assignment and Security Agreement, dated the date hereof (the “Assignment”) between the Issuer and the Purchaser, all of its right, title and interest in the Lease Agreement (collectively, the “Security”) to the Bondholder, and this Agreement shall be deemed a security agreement with respect to the security interest so created.
Limited Obligation.
     The Bonds shall be special or limited and not general obligations of the Issuer giving rise to no pecuniary liability of the Issuer, shall be payable solely from the Security, and shall be a valid claim of the Bondholder only against the Security, which Security is hereby again specifically pledged and assigned for the payment of the Bonds and shall be used for no other purpose than to pay the principal of, and premium, if any, and interest on, the Bonds, except as may be otherwise expressly authorized in the Bond Documents. The Bonds shall not constitute a general or moral obligation of Cook County nor a debt, indebtedness, or obligation of, or a pledge of the faith and credit or taxing power of, Cook County or the State of Georgia or any political subdivision thereof, within the meaning of any constitutional or statutory provision whatsoever. Neither the faith and credit nor the taxing power of the State of Georgia, Cook County, or any political subdivision thereof is pledged to the payment of the principal of, or premium, if any, or interest on, the Bonds or other costs incident thereto. The Issuer has no taxing power. Neither the members of the Governing Body nor any person executing the Bonds shall be liable personally on the Bonds by reason of the issuance thereof.
Sale and Purchase of the Bonds; Advances.
     Subject to the terms and conditions of this Agreement, the Issuer shall issue and sell the Bonds to you and you shall purchase from the Issuer, at the Closing provided for in Section 3, the respective Bonds at the purchase price of 100% of the principal amount thereof. You shall pay the purchase price of the Bonds by making advances to the Issuer, from time to time on or prior to December 31, 2016, at the request of the Lessee, upon delivering to the Issuer documents conveying to the Issuer good and marketable title to the Project, as such property now exists, subject to those liens and encumbrances (if any) to which title to said property is subject on the date of delivery of the Bond but excluding the Lessor Contracts. The parties hereto hereby agree and stipulate, solely for purposes of this Agreement, that the value of the Project is equal to 100% of the principal amount of the Bonds being purchased by you. All advances shall be immediately deposited in the Project Fund and shall be held, invested, and disbursed as provided in this Agreement. The purchase price of the Bonds may be disbursed in one or more advances, but your obligation to pay the purchase price of the Bonds shall be reduced by each advance with respect to the Bonds made hereunder, and any purchase price so advanced hereunder may not be repaid and then re-advanced hereunder. Your obligation hereunder to make advances of the purchase price of the Bonds shall expire on December 31, 2016. All advances by you of the purchase price of the Bonds under this Agreement shall constitute principal advanced under the Bonds, shall bear interest at the rate provided in Section 1.2 from the dates of the advances until paid, and shall be secured as provided in Section 1.3. All your rights under the Bonds and the Bond Documents shall continue in full force and effect with respect to all such advances.
     The principal represented by all advances of the purchase price of the Bonds hereunder, including the date and amount of principal represented by each advance, shall be endorsed by you on the Schedule of Advances attached to the Bonds with respect to which such advance is being made; provided, however, that any failure by you to endorse such information on such Schedule shall not in any manner affect the obligation of the Issuer to make payments of principal and interest in accordance with the terms of the Bonds. The Issuer hereby irrevocably authorizes and directs you to enter on the Schedule of Advances attached to the Bonds the date and amount of principal represented by each advance of purchase price of the Bonds.
Closing.
     The sale and purchase of the Bonds shall occur at the offices of Kilpatrick Stockton LLP, Suite 2800, 1100 Peachtree Street, Atlanta, Georgia 30309, at 10:00 a.m., local time, at a closing (the “Closing”) on August ___, 2006, or on such other Business Day thereafter on or prior to December 31, 2016, as may be agreed upon by the Issuer, the Lessee, and you. At the Closing the Issuer shall deliver to you the Bonds duly executed in the form described in Section 1.2 and registered in your name (or in the name of your nominees), against delivery by you to the Issuer or its order of immediately available funds in the amount of the initial advance of the purchase price therefor, which shall be immediately deposited in the Project Fund. If at the Closing the Issuer shall fail to tender the Bonds to you as provided above in this Section, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you may, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.
Conditions to Closing.
     Unless waived by you in writing, your obligation to purchase and pay for the Bonds at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:
Representations and Warranties.
     The representations and warranties of the Issuer and the Lessee in the Lease Agreement shall be correct when made and at the time of the Closing.
Performance; No Default.
     The Issuer and the Lessee shall have performed and complied with all agreements and conditions contained in this Agreement and the Lease Agreement required to be performed or complied with by them prior to or at the Closing and after giving effect to the issue and sale of the Bonds (and the application of the proceeds thereof as contemplated by the Lease Agreement) no Event of Default under the Lessor Contracts shall have occurred and be continuing.
Purchase Permitted by Applicable Law, etc.
     On the date of the Closing, your purchase of the Bonds shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, (ii) not violate any applicable law or regulation, and (iii) not subject you to any tax, penalty, or liability (including, without limitation, Regulation G, T, or X of the Board of Governors of the Federal Reserve System), under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.
Lease Agreement.
     You shall have received in form and substance satisfactory to you original duly executed counterpart of the Lease Agreement.
Lien Documents.
     You shall have received in form and substance satisfactory to you (a) evidence to the effect that all appropriate filings and other steps then necessary for perfection of the liens and security interests created by this Agreement and in the Security, as against third party creditors of and purchasers for value in good faith from the Issuer, have been taken, and (b) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name the Issuer as debtor and that are filed in Cook County, Georgia, together with copies of such financing statements, none of which shall cover the collateral purported to be covered by this Agreement, except as shall be terminated on the date of the Closing or as shall constitute Permitted Encumbrances.
Proceedings and Documents.
     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Bond Documents and all documents and instruments incident to such transactions shall be satisfactory to you and your counsel, and you and your counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.
Project Fund.
Creation of the Project Fund.
     There is hereby created by the Issuer and ordered established with the Depositary a trust fund in the name of the Issuer to be designated the “Project Fund.” All advances of the purchase price of the Bonds shall be immediately deposited into the Project Fund. The Depositary hereby accepts and agrees to perform the duties and obligations as herein specified.
     The Issuer hereby grants a security interest in the moneys and investments in the Project Fund held by the Depositary for the benefit of the Bondholder and this Agreement shall be deemed a security agreement with respect to the security interest so created. The Depositary shall be deemed to be (1) the secured party under the Uniform Commercial Code of Georgia, as representative of the Bondholder, or (2) a bailee that under the Uniform Commercial Code of Georgia holds collateral for the benefit of the Bondholder as secured party, in either case with an obligation to use moneys in the Project Fund solely as provided herein. If as a result of the occurrence of an Event of Default under this Agreement the Bondholder declares the unpaid principal balance and accrued interest on the Bonds to be immediately due and payable, the Depositary shall, upon the written direction of the Bondholder, apply all moneys in the Project Fund to the immediate payment of the Bonds, in the same manner as a redemption. Any such application shall reduce and discharge the amount then due and payable on the Bonds to the extent of such application. The Depositary shall promptly notify the Lessee and the Issuer of the amount of such reduction.
Disbursements.
     Moneys in the Project Fund shall be expended in accordance with the provisions of the Lease Agreement, particularly Sections 4.03 and 4.04 thereof. The Depositary is hereby authorized and directed to issue its checks for each disbursement required by the aforesaid provisions of the Lease Agreement. The Depositary shall keep and maintain adequate records pertaining to the Project Fund and all disbursements therefrom, and the Depositary shall, if requested by the Lessee, file an accounting thereof with the Issuer and the Lessee.
Investments.
     The Depositary shall invest and reinvest any moneys held in the Project Fund at the direction of the Lessee as provided in the Lease Agreement, particularly Section 4.11 thereof. The Depositary shall not be required to invest or reinvest any moneys in the Project Fund or any earnings therefrom unless directed by the Lessee. The Depositary shall not be liable for interest upon any moneys held in the Project Fund during any period of time that such moneys are uninvested. Such investments shall be held by or under the control of the Depositary and shall be deemed at all times a part of the Project Fund, and the interest accruing thereon and any profit realized therefrom shall be credited to the Project Fund, and any loss therefrom shall be charged against the Project Fund. The Depositary is directed to sell and convert to cash a sufficient amount of such investments whenever the cash held in the Project Fund is insufficient to pay a requisition for payment from the Project Fund when presented. Neither the Depositary nor the Issuer shall be liable or responsible for any loss resulting from any such investment or resulting from the redemption or sale of any such investment as herein authorized.
Depositary.
     The Company is hereby designated as Depositary of the Project Fund. The Issuer and the Bondholder may, from time to time, with the prior written consent of the Lessee, designate a successor Depositary. All moneys received by the Depositary under this Agreement shall, until used or applied as herein provided, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required by this Agreement or by law. In making any disbursement or payment from the Project Fund as provided herein, the Depositary may rely upon all requisitions, certificates, and other items submitted to it pursuant to this Agreement, and the Depositary shall be relieved of all liability with respect to disbursements or payments made in accordance with this Agreement. The Depositary shall be protected in acting upon any requisition, certificate, or other item believed to be genuine and correct and to have been signed or sent by the proper person or persons.
     The duties of the Depositary hereunder shall be entirely administrative and not discretionary. The Depositary shall be obligated to act only in accordance with written directions or written instructions received by it as provided in this Agreement. The Issuer hereby waives any suit, claim, demand, or cause of action of any kind that it may have or may assert against the Depositary arising out of or relating to the execution or performance by the Depositary of this Agreement, unless such suit, claim, demand, or cause of action is based upon the negligence or willful misconduct of the Depositary.
Representations of the Purchaser.
     You represent that you are purchasing the Bonds for your own account or for one or more separate accounts maintained by you for investment purposes or for your loan portfolio and not with a view to the distribution thereof, provided that the disposition of your property shall at all times be within your control. You agree (1) to execute and deliver to the Issuer and the Lessee an Investment Letter substantially in the form attached hereto as Exhibit B, at or prior to the Closing, and (2) that the Bonds may not be resold unless the purchaser executes and delivers to the Issuer and the Lessee an Investment Letter substantially in the form attached hereto as Exhibit B, at or prior to such resale.
Redemption of the Bonds.
Mandatory Redemption.
     The Bonds shall be subject to mandatory redemption by the Issuer prior to maturity on the earliest available Payment Date from excess moneys in the Project Fund to the extent required in Section 4.03(j) of the Lease Agreement. If the Bonds are called for redemption in the event described in the preceding sentence, the Bonds shall be redeemed by the Issuer in a principal amount equal to the excess moneys in the Project Fund at a redemption price equal to one hundred percent (100%) of the principal amount being redeemed plus accrued interest to the redemption date, but without premium or penalty.
Redemption at Option of Lessee.
     The Bonds shall be subject to optional redemption by the Issuer upon the written request of the Lessee prior to maturity, in whole on any date or in part on any Payment Date, and if in part in amounts not less than $10,000, at a redemption price equal to one hundred percent (100%) of the principal amount being redeemed plus accrued interest to the redemption date, but without premium or penalty. As a condition precedent to each optional redemption under this Section, the Bondholder shall receive written notice of such optional redemption not less than 30 days and not more than 60 days prior to the date fixed for such redemption. Each such notice shall specify the date of redemption and the principal amount of the Bonds to be redeemed on such date, and the accrued interest (if the same can be calculated) to be paid on the redemption date with respect to the principal amount being redeemed.
Partial Redemptions.
     Any partial redemptions of the Bonds shall be applied to the principal portions due on the Bonds, and in the ratios of their respective principal amounts to the aggregate principal amount of the Bonds.
Maturity.
     In the case of each redemption of the Bonds pursuant to this Section, the principal amount of the Bonds to be redeemed shall mature and become due and payable on the date fixed for such redemption, together with interest on such principal amount accrued to such date and the applicable premium, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and premium, if any, as aforesaid, interest on such principal amount shall cease to accrue.
Covenants.
Payment of Principal, Interest, and Premium.
     The Issuer covenants that it will promptly pay or cause to be paid the principal of, and premium, if any, and interest on, the Bonds at the place, on the dates, and in the manner provided herein and in the Bonds according to the true intent and meaning thereof, but solely from the Security. The principal of, and premium, if any, and interest on, the Bonds are payable solely from the sources as provided herein, which sources are hereby specifically pledged to the payment thereof in the manner and to the extent specified herein, and nothing in the Bonds or in this Agreement shall be construed as pledging any other funds or assets of the Issuer.
Performance of Covenants; Authority of the Issuer.
     The Issuer covenants that it shall faithfully perform at all times any and all covenants, undertakings, stipulations, and provisions contained in this Agreement, in the Bonds, and in all proceedings pertaining thereto. The Issuer represents that it is duly authorized under the Constitution and laws of the State, including particularly the Act, to issue the Bonds and to execute this Agreement, and to pledge the Security pledged in the manner and to the extent set forth herein, that all action required on its part for the issuance of the Bonds and the execution and delivery of this Agreement have been duly and effectively taken, and that the Bonds in the hands of the Bondholder are and will be the valid and enforceable obligations of the Issuer according to the import thereof.
Instruments of Further Assurance.
     The Issuer agrees that the Bondholder may defend its rights to the payments and other amounts due under the Lease against the claims and demands of all persons whomsoever. The Issuer covenants that it will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered such agreements and such further acts, instruments, and transfers as the Bondholder may reasonably require for the better assuring, transferring, conveying, pledging, assigning, and confirming unto the Bondholder the Security. The Issuer covenants and agrees that, except as herein and in the Lease Agreement provided, it has not and will not sell, transfer, convey, assign, pledge, encumber, grant a security interest in, or otherwise dispose of, or create or suffer to be created any lien, encumbrance, security interest, or charge upon, any part of the Security or the income and revenues therefrom or of its rights under the Lease or enter into any contract or take any action by which the rights of the Bondholder may be impaired.
Inspection of Project Books.
     The Issuer covenants and agrees that all books and documents in its possession relating to the Project and the income and revenues derived from the Project shall at all reasonable times be open to inspection by such accountants or other agents as the Bondholder may from time to time designate.
Rights Under and Possession of the Lease.
     The Lease, duly executed originals or counterparts of which have been filed with you, set forth the covenants and obligations of the Issuer and the Lessee, including provisions that subsequent to the initial issuance of the Bonds and prior to its payment in full, the Lease may not be effectively amended, changed, modified, altered, or terminated (other than as provided therein) without the written consent of the Bondholder, and reference is hereby made to the Lease for a detailed statement of such covenants and obligations of the Lessee under the Lease, and the Bondholder in its own name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Lessee under and pursuant to the Lease, whether or not the Issuer is in default hereunder.
     So long as the Bonds remain outstanding, and for such longer period when required by the Lease, the Issuer shall faithfully and punctually perform and observe all obligations and undertakings on its part to be performed and observed under the Lease. The Issuer covenants to maintain, at all times, the validity and effectiveness of the Lease and (except as expressly permitted thereby) shall take no action, shall permit no action to be taken by others, and shall not omit to take any action or permit others to omit to take any action, which action or omission might release the Lessee from its liabilities or obligations under the Lease or result in the surrender, termination, amendment, or modification of, or impair the validity of, the Lease.
     The Issuer covenants to diligently enforce all covenants, undertakings, and obligations of the Lessee under the Lease, and the Issuer hereby authorizes and directs the Bondholder to enforce any and all of the Issuer’s rights relating to the payment of the Bond Rent under the Lease on behalf of the Issuer.
Recording and Filing.
     The Short Form Lease and the Assignment shall be recorded and indexed in the real estate records of the Office of the Clerk of the Superior Court of Cook County, Georgia, and any other place provided by law as the proper place for the recordation thereof. The security interest of the Bondholder created by this Agreement shall be perfected by the filing of financing statements required to be filed pursuant to the State of Georgia Uniform Commercial Code or by the taking of possession of appropriate collateral. Such financing or continuation statements shall be filed from time to time, and the appropriate parties shall take or maintain possession of appropriate collateral, as is necessary to preserve the security interest of this Agreement.
Maintenance of Existence; Compliance with Laws.
     The Issuer shall at all times maintain its corporate existence or assure the assumption of its obligations under the Lessor Contracts by any other entity succeeding to its powers. The Issuer shall comply with all valid acts, rules, regulations, orders, and directions of any legislative, executive, administrative, or judicial body known to it to be applicable to the Lessor Contracts.
Events of Default and Remedies.
Events of Default.
     (a) If any of the following events occur, it is hereby defined as and declared to be and to constitute a default and an “Event of Default”:
(1)	default in the due and punctual payment of any interest on the Bonds,

(2)	default in the due and punctual payment of any principal of the Bonds (or premium thereon, if any), whether at the stated maturity thereof, or upon proceedings for redemption thereof, or upon the maturity thereof by declaration,

(3)	the occurrence of an “Event of Default” under any of the Lessee Contracts,

(4)	any material breach by the Issuer of any representation or warranty made in the Lessor Contracts or default in the performance or observance of any other of the covenants, agreements, or conditions on the part of the Issuer in the Lessor Contracts or in the Bonds contained,

(5)	the issuance of an order of relief by the Bankruptcy Court of the United States District Court having valid jurisdiction, granting the Issuer relief under federal bankruptcy law, or the issuance by any other court having valid jurisdiction of an order or decree under applicable federal or state law providing for the appointment of a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) of the Issuer or any substantial part of its property, affairs, or assets, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days, or

(6)	the consent by the Issuer to the institution of proceedings in bankruptcy against it, or to the institution of any proceeding against it under any federal or state insolvency laws, or to the filing of any petition, application, or complaint seeking the appointment of a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, affairs, or assets.

     (b) Anything herein to the contrary notwithstanding, no default under Section 9.1(a)(1), (2), (3), (4), and (6) shall constitute an Event of Default until actual written notice of such default by registered or certified mail shall be given by the Bondholder to the Lessee and the Issuer, and the Lessee and Issuer shall have had 30 days after receipt of such notice to correct such default or cause such default to be corrected and shall not have corrected such default or caused such default to be corrected within the applicable period; provided, however, if such default be such that it cannot with due diligence be cured within the applicable period but can be wholly cured within a period of time not materially detrimental to the rights of the Bondholder, to be determined conclusively by the Bondholder, it shall not constitute an Event of Default if corrective action is instituted by the Lessee or the Issuer, as the case may be, within the applicable period and diligently pursued until the default is corrected in accordance with and subject to any directions or limitations of time established by the Bondholder.
     With regard to any alleged default concerning which notice is given to the Lessee under the provisions of this Section, the Issuer hereby grants the Lessee full authority for the account of the Issuer to perform any covenant or obligation alleged in such notice to constitute a default, in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts and with power of substitution.
     In addition, the Bondholder shall give written notice of all other Events of Default by registered or certified mail to the Lessee, provided, however, such notice shall not be a condition precedent to the Bondholder exercising any right or remedy granted to it hereunder.
Acceleration.
     If an Event of Default has occurred and is continuing, the Bondholder may at any time at its option, by notice or notices to the Issuer and the Lessee, declare the Bonds to be immediately due and payable.
     Upon the Bonds becoming due and payable under this Section by declaration, the Bonds shall forthwith mature and the entire unpaid principal amount of the Bonds plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest, or further notice, all of which are hereby waived.
Other Remedies.
     Upon the occurrence of an Event of Default, you may, in your discretion, by written notice to the Issuer and the Lessee, terminate your remaining commitment (if any) hereunder to make any further advances of purchase price of the Bonds, whereupon any such commitment shall terminate immediately.
     If any Event of Default has occurred and is continuing, and irrespective of whether the Bonds have become or have been declared immediately due and payable under Section 9.2, the

Bondholder may exercise any right, power, or remedy permitted to it by law or under the terms of the Bond Documents and may proceed to protect and enforce the rights of the Bondholder by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained herein, in the other Bond Documents, or in the Bonds, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Rescission.
     At any time after the Bonds have been declared due and payable pursuant to Section 9.2, the Bondholder, by written notice to the Lessee and the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Bonds, all principal of and premium, if any, on the Bonds that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Bonds, at the rate specified in the Bonds with respect to overdue payments, (b) all Events of Default, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 11, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Bonds. No rescission and annulment under this Section shall extend to or affect any subsequent Event of Default or impair any right or power consequent thereon.
No Waivers or Election of Remedies.
     No course of dealing and no delay or omission on the part of the Bondholder in exercising any right, power, or remedy shall operate as a waiver thereof or otherwise impair or prejudice the Bondholder’s rights, powers, or remedies, but any such right, power, or remedy may be exercised from time to time and as often as may be deemed expedient. No right, power, or remedy conferred by this Agreement, by any other Bond Document, or by the Bonds upon the Bondholder shall be exclusive of any other right, power, or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute, or otherwise, but each and every such right, power, or remedy shall be cumulative and shall be in addition to every other right, power, or remedy given under this Agreement, any other Bond Document, or the Bonds or now or hereafter existing at law, in equity, by statute, or otherwise.
Registration; Transfer; Substitution of the Bond.
Registration of the Bond.
     The Issuer shall keep at its office a register for the registration and registration of transfers of the Bonds. The name and address of the Bondholder, each transfer thereof, and the name and address of each transferee of the Bonds shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name the Bonds shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof (including the receipt of payments of principal of, and premium, if any, and interest on, the Bonds), whether or not the Bonds shall be overdue, and the Issuer shall not be affected by any notice or knowledge to the contrary.

Transfer of the Bond.
     Upon surrender of the Bonds at the office of the Issuer for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered owner of the Bonds or its attorney duly authorized in writing and accompanied by the address for notices of the transferee of the Bonds, the Issuer shall execute and deliver, at the Lessee’s expense (except as provided below), a new Bond in exchange therefor, in a principal amount equal to the unpaid principal amount of the surrendered Bond. Each such new Bond shall be payable to such Person as the former Bondholder may request and shall be issued as a single, fully registered Bond substantially in the form of Exhibit A. Each such new Bond shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Bond or dated the date of the surrendered Bond if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of the Bonds. The Bonds shall not be transferred in a denomination of less than the unpaid principal amount of the surrendered Bonds. No transfer of the Bonds shall be made until (1) the transferring Bondholder has caused its interest in the Bond to be endorsed to the order of the transferee of the Bond and has assigned all of its right, title, and interest in this Agreement and the Security to such transferee, and (2) the transferee has assumed in writing the transferring Bondholder’s obligations under this Agreement and has executed and delivered to the Lessee and the Issuer an Investment Letter substantially in the form of Exhibit B.
Replacement of the Bonds.
     Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction, or mutilation of any Bond, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it (provided that, if the Bondholder is, or is a nominee for, you or another Bondholder with a minimum net worth of at least $17,200,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Issuer at the expense of the Lessee shall execute and deliver, in lieu thereof, a new single, fully registered Bond, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed, or mutilated Bond or dated the date of such lost, stolen, destroyed, or mutilated Bond if no interest shall have been paid thereon.
Payments on the Bonds.
     All sums becoming due on the Bonds for principal, premium, if any, or interest shall be paid in lawful money of the United States by the method and at the address specified for such purpose by the Bondholder in writing to the Lessee and the Issuer, without the presentation or surrender of the Bonds or the making of any notation thereon, except that upon written request of the Lessee made concurrently with or reasonably promptly after payment or redemption in full of the Bonds, you shall surrender the Bonds for cancellation, reasonably promptly after any such request, to the Lessee. Prior to any sale or other disposition of the Bonds held by you or your nominee, you shall endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon.

     All payments of principal of the Bonds (whether at maturity or upon redemption), including the date and amount of each payment, shall be endorsed by you on the Schedule of Payments and Redemptions attached to the Bonds; provided, however, that any failure by you to endorse such information on such Schedule shall not in any manner affect the obligation of the Issuer to make payments of principal and interest in accordance with the terms of the Bonds. The Issuer hereby irrevocably authorizes and directs you to enter on the Schedule of Payments and Redemptions the date and amount of each payment of principal of the Bonds.
     You shall permit the Issuer or the Lessee at any time during regular business hours to make at your principal office an appropriate notation on the Bonds of payments of principal thereof, if at least five days prior thereto the Issuer or the Lessee shall have given written notice of its intention to do so and if it shall not have received from you a written confirmation that the requested notation has been made.
     In the event that on any date the Issuer shall pay less than the amount then due on the Bonds, such partial payment shall be applied to the amounts then due in the following order of priority: (i) reimbursable expenses and indemnities, (ii) accrued interest and premium, if any, on the Bonds, (iii) principal of the Bonds, and (iv) any other amounts due under the Bonds or the Bond Documents.
Amendment and Waiver.
Requirements.
     This Agreement and the Bonds may be amended, changed, and modified, and the observance of any term hereof or of the Bonds may be waived (either retroactively or prospectively), by the written agreement of the parties hereto, with (and only with) the prior written consent of the Lessee.
Binding Effect, etc.
     Any amendment, change, modification, or waiver consented to as provided in this Section shall be binding upon you and upon each future Bondholder and upon the Issuer without regard to whether the Bonds have been marked to indicate such amendment, change, modification, or waiver. No such amendment, change, modification, or waiver will extend to or affect any obligation, covenant, agreement, or Event of Default not expressly amended, changed, modified, or waived, or impair any right consequent thereon.
Lease.
     The Issuer shall not amend, change, or modify the Lease, or waive the observance of any term thereof, without the prior written consent of the Bondholder.
Notices.
     All notices, certificates, and other communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent to the Bondholder at the address first specified above or to the Issuer at the following address, or to such other address as any party hereto shall have specified in writing to the other party:

Adel Industrial Development Authority
201 E. Fifth Street
P.O. Box 854
Adel, Georgia 31620-0854
Attention: Chairman
Notices under this Section will be deemed given only when actually received. A duplicate copy of each notice, certificate, or other communication given hereunder shall also be given to the Lessee.
Substitution of Purchaser.
     You shall have the right to substitute any one of your affiliates as the purchaser of the Bonds, by written notice to the Issuer and the Lessee, which notice shall be signed by both you and such affiliate, shall contain such affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “you” is used in this Agreement (other than in this Section), such word shall be deemed to refer to such affiliate in lieu of you. In the event that such affiliate is so substituted as a purchaser hereunder and such affiliate thereafter transfers to you the Bonds then held by such affiliate, upon receipt by the Issuer and the Lessee of notice of such transfer, wherever the word “you” is used in this Agreement (other than in this Section ), such word shall no longer be deemed to refer to such affiliate, but shall refer to you, and you shall have all the rights of the original Bondholder under this Agreement.
Interpretation.
Definitions.
     In addition to the words and terms defined elsewhere herein, the following words and terms shall have the meanings set forth below. When used herein, such words and terms shall have the meanings given to them in this Section, unless the context or use clearly indicates otherwise.
     “Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in Atlanta, Georgia, are required or authorized to be closed.
     “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
     “Bondholder” means the Person in whose name the Bond is registered on the Bond registration books kept and maintained by the Issuer.

Construction of Certain Terms.
     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following rules of construction shall apply:
     (1) The use of the masculine, feminine, or neuter gender is for convenience only and shall be deemed and construed to include correlative words of the masculine, feminine, or neuter gender, as appropriate.
     (2) Any defined term used in the singular preceded by “any” shall be taken to indicate any number of the members of the relevant class.
     (3) All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. The definitions in this Agreement are applicable whether the terms defined are used in the singular or the plural.
     (4) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     (5) “Or” is not exclusive.
     (6) All references in this instrument to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of this instrument. The words “herein,” “hereof,” “hereto,” “hereby,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.
     (7) The term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of execution and delivery of this Agreement.
Table of Contents; Titles and Headings.
     The table of contents, the titles of the sections, and the headings of the subdivisions of this Agreement are solely for convenience of reference, are not a part of this Agreement, and shall not be deemed to affect the meaning, construction, or effect of any of its provisions.
Miscellaneous.
Successors and Assigns.
     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Bondholder) whether so expressed or not.

Payments Due on Non-Business Days.
     Anything in this Agreement or the Bonds to the contrary notwithstanding, any payment of principal of, or premium, if any, or interest on, the Bonds that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
Severability.
     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Construction.
     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Governing Law.
     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Georgia excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
No Liability of Issuer’s Officers.
     No recourse under or upon any obligation, covenant, or agreement contained in this Agreement, or in the Bonds, or for any claim based thereon, or under any judgment obtained against the Issuer, or by the enforcement of any assessment or penalty or otherwise or by any legal or equitable proceeding by virtue of any constitution, rule of law or equity, or statute or otherwise or under any other circumstances, under or independent of this Agreement, shall be had against any incorporator, member, director, or officer, as such, past, present, or future, of the Issuer, or any incorporator, member, director, or officer of any successor corporation, as such, either directly or through the Issuer or any successor corporation, or otherwise, for the payment for or to the Issuer or any receiver thereof, or for or to the Bondholder or otherwise, of any sum that may be due and unpaid by the Issuer under this Agreement or upon the Bonds. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such incorporator, member, director, or officer, as such, to respond by reason of any act or omission on his part or otherwise, for the payment for or to the Issuer or any receiver thereof, or for or to the Bondholder or otherwise, of any sum that may remain due and unpaid under this Agreement or upon the Bonds, is hereby expressly waived and released as a condition of and in consideration for the execution of this Agreement and the issuance of the Bonds.
Third Party Beneficiary.
     The Lessee is and shall be deemed to be a third party beneficiary of this Agreement. The provisions of this Agreement are otherwise solely for the benefit of the Issuer and the Purchaser and no other Person shall have any rights as a third party beneficiary of any of the provisions hereof.
[SIGNATURES AND SEALS APPEAR ON FOLLOWING PAGE]

Signatures and Seals
     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Issuer, whereupon the foregoing shall become a binding agreement between you and the Issuer.

Very truly yours,

ADEL INDUSTRIAL DEVELOPMENT AUTHORITY

(Seal)	By:	/s/ Ray Brooks

Chairman

Attest:

/s/ Billy A. Barfield

Secretary

The foregoing is hereby agreed to as of the date thereof.

SANDERSON FARMS, INC.
(PRODUCTION DIVISION)

/s/ D. Michael Cockrell

Authorized Officer

Exhibit A
Form of Bonds

THIS BOND AND THE INSTRUMENTS HEREINAFTER DESCRIBED ARE SUBJECT TO AN INVESTMENT LETTER AGREEMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE TERMS OF SUCH INVESTMENT LETTER AGREEMENT AND THE HEREINAFTER DESCRIBED BOND PURCHASE AGREEMENT.
UNITED STATES OF AMERICA
State of Georgia
Adel Industrial Development Authority
Revenue Bonds
(Sanderson Farms, Inc. (Production Division) Project), Series 2006

Number R-1	Principal Amount: $17,200,000

Maturity Date: July 1, 2017	Dated: July 1, 2006
Registered Owner: Sanderson Farms, Inc. (Production Division)
     KNOW ALL MEN BY THESE PRESENTS that the Adel Industrial Development Authority (the “Issuer”), a public body corporate and politic duly created and existing under the laws of the State of Georgia, for value received, hereby promises to pay, but only from the source as hereinafter provided, to the registered owner shown above, or registered assigns, the principal sum stated above, or so much of the principal sum stated above as shall have been advanced and shall be outstanding, as indicated on the Schedule of Advances and the Schedule of Payments and Redemptions attached to this Bond, payable as provided herein.
     The principal represented by all advances of purchase price of this Bond under the hereinafter defined Bond Purchase Agreement, including the date and amount of principal represented by each advance, shall be endorsed by the registered owner of this Bond on the Schedule of Advances attached to this Bond; provided, however, that any failure by the registered owner of this Bond to endorse such information on such Schedule shall not in any manner affect the obligation of the Issuer to make payments of principal and interest in accordance with the terms of this Bond. The Issuer hereby irrevocably authorizes and directs the registered owner of this Bond to enter on the Schedule of Advances attached to this Bond the date and amount of principal represented by each advance of purchase price of this Bond.
     This Bond shall bear interest from the dates advances are made under the Bond Purchase Agreement on the outstanding principal amount hereof at the rate per annum of 6%, computed on the basis of a 360-day year for the number of days actually elapsed.

     Interest on this Bond shall be payable on July 1, 2007 and annually thereafter on July 1 of each year. Principal of this Bond shall be payable on July 1, 2017, unless earlier called for redemption.
     This Bond shall bear interest on any overdue installment of principal and, to the extent permitted by applicable law, on any overdue installment of interest, at the aforesaid rate.
     All sums becoming due on this Bond for principal, premium, if any, and interest shall be paid in lawful money of the United States by the method and at the address specified for such purpose by the registered owner of this Bond in writing to the Lessee and the Issuer, without the presentation or surrender of this Bond or the making of any notation hereon, except that upon the written request of the Lessee made concurrently with or reasonably promptly after payment or redemption in full of this Bond, the registered owner of this Bond shall surrender this Bond for cancellation, reasonably promptly after any such request, to the Lessee. Prior to any sale or other disposition of this Bond the registered owner of this Bond shall endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon.
     All payments of principal of this Bond (whether at maturity or upon redemption), including the date and amount of each payment, shall be endorsed by the registered owner of this Bond on the Schedule of Payments and Redemptions attached to this Bond; provided, however, that any failure by the registered owner of this Bond to endorse such information on such Schedule shall not in any manner affect the obligation of the Issuer to make payments of principal and interest in accordance with the terms of this Bond. The Issuer hereby irrevocably authorizes and directs the registered owner of this Bond to enter on the Schedule of Payments and Redemptions the date and amount of each payment of principal of this Bond.
     THIS BOND SHALL NEVER CONSTITUTE AN INDEBTEDNESS OR GENERAL OBLIGATION OF THE STATE OF GEORGIA, THE COUNTY OF COOK, GEORGIA, OR ANY OTHER POLITICAL SUBDIVISION OF THE STATE OF GEORGIA, WITHIN THE MEANING OF ANY CONSTITUTIONAL PROVISION OR STATUTORY LIMITATION WHATSOEVER, NOR A PLEDGE OF THE FAITH AND CREDIT OR TAXING POWER OF ANY OF THE FOREGOING, NOR SHALL ANY OF THE FOREGOING BE SUBJECT TO ANY PECUNIARY LIABILITY HEREON. THE ISSUER HAS NO TAXING POWER. THIS BOND SHALL NOT BE PAYABLE FROM NOR A CHARGE UPON ANY FUNDS OTHER THAN THE REVENUES PLEDGED TO THE PAYMENT HEREOF AND SHALL BE A LIMITED OR SPECIAL OBLIGATION OF THE ISSUER PAYABLE SOLELY FROM THE FUNDS PROVIDED THEREFOR IN THE BOND PURCHASE AGREEMENT. NO OWNER OF THIS BOND SHALL EVER HAVE THE RIGHT TO COMPEL THE EXERCISE OF THE TAXING POWER OF THE STATE OF GEORGIA, THE COUNTY OF COOK, GEORGIA, OR ANY OTHER POLITICAL SUBDIVISION OF THE STATE OF GEORGIA TO PAY THE PRINCIPAL OF THIS BOND OR THE INTEREST OR ANY PREMIUM HEREON, OR TO ENFORCE PAYMENT HEREOF AGAINST ANY PROPERTY OF THE FOREGOING, NOR SHALL THIS BOND CONSTITUTE A CHARGE, LIEN, OR ENCUMBRANCE, LEGAL OR EQUITABLE, UPON ANY PROPERTY OF THE FOREGOING OTHER THAN THE REVENUES PLEDGED TO THE PAYMENT HEREOF. NEITHER THE MEMBERS OF THE GOVERNING BODY OF THE ISSUER NOR ANY PERSON EXECUTING THIS BOND SHALL BE LIABLE PERSONALLY ON THIS BOND BY REASON OF THE ISSUANCE HEREOF.

     This Bond is the only Bond of an authorized issue limited in original principal amount to $17,200,000, authorized to be issued pursuant to a resolution duly adopted by the governing body of the Issuer for the purpose of financing the costs of acquiring, constructing, and installing land, buildings, improvements, fixtures, machinery, equipment, and other real and personal property located within the corporate limits of the County of Cook, Georgia constituting poultry feed mill, administration, hatchery, and live-haul facilities to be located on a tract of land containing approximately 125 acres known as Whitehurst Farm and located on US 41 South and adjacent to the city limits of Adel, Georgia (the “Project”). The Project will be owned by the Issuer, and Sanderson Farms, Inc. (Production Division) (the “Lessee”), a corporation duly formed and existing under and by virtue of the laws of the State of Mississippi, will lease the Project from the Issuer pursuant to a Lease Agreement (the “Lease Agreement”), dated as of July 1, 2006, between the Issuer and the Lessee. The Lessee is obligated pursuant to the Lease Agreement to pay to the Issuer such rentals (the “Bond Rent”) as will always be sufficient to pay the principal of, premium, if any, and interest on this Bond, as the same mature and become due, and under the Lease Agreement it is the obligation of the Lessee to pay all expenses of operating and maintaining the Project in good repair, to keep it properly insured, and to pay all taxes, assessments, and other charges levied or assessed against or with respect to the Project.
     The Issuer issued and delivered this Bond to Sanderson Farms, Inc. (Production Division) (the “Purchaser”) pursuant to, and the Purchaser purchased this Bond from the Issuer pursuant to, the terms and conditions of a Bond Purchase Agreement (the “Bond Purchase Agreement”) and an Assignment and Security Agreement (the “Security Agreement”), each dated as of even date herewith, between the Issuer and the Purchaser. Pursuant to the Bond Purchase Agreement and the Security Agreement, to secure the payment of the principal of, premium, if any, and interest on this Bond, the Issuer assigned and pledged to the Purchaser, and granted a first priority security interest in, all of its right, title, and interest in the Bond Rent and the Lease Agreement. Reference is hereby made to Bond Purchase Agreement and the Security Agreement for a description of the security for this Bond, the provisions, among others, with respect to the nature and extent of the security for this Bond, the rights, duties, and obligations of the Issuer, the Lessee, and the registered owner of this Bond, and the provisions regulating the manner in which the terms of Bond Purchase Agreement, the Security Agreement, the Lease Agreement, and this Bond may be modified, to all of which provisions the owner of this Bond, on behalf of itself and its successors in interest, assents by acceptance hereof.
     This Bond shall be issued as a single, fully registered Bond without coupons in the original principal amount set forth on the face hereof. Upon surrender of this Bond at the office of the Issuer for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered owner of this Bond or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of this Bond, the Issuer shall execute and deliver, at the Lessee’s expense (except as provided below), a new Bond in exchange herefor, in a principal amount equal to the unpaid principal amount of the surrendered Bond. Each such new Bond shall be payable to such person as the former registered owner of this Bond may request and shall be issued as a single, fully registered Bond. Each such new

Bond shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Bond or dated the date of the surrendered Bond if no interest shall have been paid hereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of this Bond. This Bond shall not be transferred in a denomination of less than the unpaid principal amount of the surrendered Bond. No transfer of this Bond shall be made until (1) the transferring registered owner hereof has assigned all of its right, title, and interest in the Bond Purchase Agreement to the transferee of this Bond, and (2) the transferee has assumed in writing the registered owner’s obligations under the Bond Purchase Agreement and has executed and delivered to the Lessee and the Issuer an Investment Letter substantially in the form of Exhibit B to the Bond Purchase Agreement.
     This Bond shall be subject to optional redemption by the Issuer upon the written request of the Lessee prior to maturity, in whole on any date or in part on any scheduled interest payment date, and if in part in amounts not less than $10,000, at a redemption price equal to one hundred percent (100%) of the principal amount being redeemed plus accrued interest to the redemption date, but without premium or penalty. As a condition precedent to each optional redemption pursuant to the preceding sentence, the registered owner of this Bond shall receive written notice of such optional redemption not less than 30 days and not more than 60 days prior to the date fixed for such redemption. Each such notice shall specify the date of redemption, the principal amount of this Bond to be redeemed on such date, and the accrued interest to be paid on the redemption date with respect to the principal amount being redeemed.
     In the case of each redemption of this Bond, the principal amount of this Bond to be redeemed shall mature and become due and payable on the date fixed for such redemption, together with interest on such principal amount accrued to such date and the applicable premium, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and premium, if any, as aforesaid, interest on such principal amount shall cease to accrue.
     This Bond is issued pursuant to and in full conformity with a resolution duly adopted by the governing body of the Issuer under the authority of and in full conformity with an act titled “Development Authorities Law,” codified as Chapter 62 of Title 36 of the Official Code of Georgia Annotated, as amended (the “Act”). This Bond is not a general obligation of the Issuer but is payable solely from the Bond Rent. Pursuant to the provisions of the Lease Agreement, Bond Rent sufficient for the prompt payment when due of the principal of, premium, if any, and interest on this Bond is to be paid to the registered owner of this Bond for the account of the Issuer and has been and is hereby again duly pledged for that purpose. The obligations hereunder shall be limited as provided in Section 36-62-10 of the Act. This Bond is issued by the Issuer to aid in the financing or refinancing of a “project”; as such term is defined in the Act, to accomplish the public purposes of the Act.
     In certain events, on the conditions, in the manner, and with the effect set forth in the Bond Purchase Agreement, the principal of this Bond may become or may be declared due and payable before the stated maturity hereof, together with interest accrued hereon. Modifications or alterations of the Bond Purchase Agreement, or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Bond Purchase Agreement.

     IT IS HEREBY CERTIFIED, RECITED, AND DECLARED that all acts, conditions, and things required to exist, happen, and be performed precedent to and in the issuance of this Bond do exist, have happened, and have been performed in due time, form, and manner as required by law in order to make this Bond a valid and legal revenue obligation of the Issuer and that the issuance of this Bond, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation applicable to the Issuer.
     IN WITNESS WHEREOF, the Adel Industrial Development Authority has caused this Bond to be executed by its Chairman by his manual signature, has caused its official seal to be impressed hereon, and has caused this Bond to be attested by its Secretary by his manual signature, all as of July 1, 2006.

Adel Industrial Development Authority

By:

Chairman

(Issuer Seal)

Attest:

Secretary

SCHEDULE OF ADVANCES

Date of	Amount of	Notation	Date of	Amount of	Notation
Advance	Advance	Made By	Advance	Advance	Made By
/ /200	$

SCHEDULE OF PAYMENTS AND REDEMPTIONS

Date of	Amount of	Notation	Date of	Amount of	Notation
Payment	Payment	Made By	Payment	Payment	Made By

SCHEDULE OF PAYMENTS AND REDEMPTIONS

Date of	Amount of	Notation	Date of	Amount of	Notation
Payment	Payment	Made By	Payment	Payment	Made By

ASSIGNMENT AND TRANSFER
     FOR VALUE RECEIVED, the undersigned,                                         , hereby sells, assigns, and transfers unto                                          (Tax Identification or Social Security No.                     ) the within Bond and all rights thereunder (including all of its right, title, and interest in and to the Bond Purchase Agreement and the Lease Agreement referenced therein) and hereby irrevocably constitutes and appoints attorney to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature

NOTICE:	The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatsoever.

Exhibit B
Form of Investment Letter

Investment Letter
                    ,
Adel Industrial Development Authority
Adel, Georgia
Sanderson Farms, Inc. (Production Division)
Laurel, Mississippi

Re:	$17,200,000 Adel Industrial Development Authority Revenue Bonds (Sanderson Farms, Inc. (Production Division) Project), Series 2006
Ladies and Gentlemen:
     In consideration of the sale to the undersigned by the Adel Industrial Development Authority (the “Issuer”) of one of the above-captioned Bonds (the “Bonds”) and in consideration of Sanderson Farms, Inc. (Production Division) (the “Lessee”) providing the source and the security for the payment of the Bonds, the undersigned hereby represents, warrants, covenants, and agrees as follows:
     1. The undersigned is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “1933 Act”).
     2. The undersigned is purchasing the Bond for investment for its own account and is not purchasing the Bond for resale or other disposition, and the undersigned has no present intention of reselling or otherwise disposing of all or any part of the Bond or dividing its interest therein, but the undersigned reserves the right to sell or otherwise dispose of the Bond as it chooses. The undersigned agrees that it will not sell, transfer, assign, or otherwise dispose of the Bond (1) unless it obtains from the purchaser and delivers to the Issuer and the Lessee an agreement similar in form and substance to this Agreement and (2) except in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), any rules and regulations promulgated under either Act, and the applicable securities laws of any other jurisdiction, and in connection therewith, the undersigned agrees that it shall furnish to any purchaser of the Bond all information required by applicable law.
     3. The undersigned, through its agents and employees, has investigated the poultry feed mill, administration, hatchery, and live-haul facilities to be located on a tract of land containing approximately 125 acres known as Whitehurst Farm and located on US 41 South and adjacent to the city limits of Adel, Cook County, Georgia (the “Project”) to be financed or refinanced with the proceeds of the Bond, and has investigated the Lessee, which will lease the Project from the Issuer. The undersigned acknowledges that it has been furnished with or has been given access, without restriction or limitation, to all of the underlying documents in connection with this transaction, the Bonds, the Project, and the Lessee, as well as all other information that a reasonable, prudent, and knowledgeable investor would desire in evaluating the purchase of the Bonds The undersigned acknowledges that the Lessee and other knowledgeable parties have made available to it and its representatives the opportunity to obtain any additional information which it may desire and the opportunity to ask any questions it may desire of and receive satisfactory answers from the Lessee concerning the security and the source of payment of the Bonds, the Project, and the Lessee.
     4. The undersigned acknowledges that the Bonds are limited obligations of the Issuer payable solely from funds paid by the Lessee and from collateral furnished by the Lessee and that the Bonds will not be a general obligation or indebtedness of the State of Georgia, the County of Cook, Georgia, or any other political subdivision of the State of Georgia to which the faith and credit or taxing power of any of the foregoing will be pledged. The undersigned further acknowledges that the Issuer has no taxing power and receives no appropriations from the County of Cook, Georgia or any other governmental body and that neither the members of the board of directors of the Issuer nor any person executing the Bonds will be liable personally on the Bonds by reason of the execution thereof.
     5. In reaching the conclusion that it desires to acquire the Bonds, the undersigned has carefully evaluated all risks associated with this investment and acknowledges that it is able to bear the economic risk of this investment. The undersigned, by reason of its knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment in the Bonds. The representations in this letter shall not relieve the Lessee from any obligation to disclose any information required by the documents entered into in connection with the issuance of the Bonds or required by any applicable law.
     6. If the proposal and offer herein contained is satisfactory to each of you, you may so indicate by having the following acceptance executed by your duly authorized officers and by returning a copy to us. This Investment Letter and your acceptance will then constitute an agreement with respect to the matters herein contained as of the date hereof. This Investment Letter is expressly for your benefit and may not be relied upon by any other party.

Very truly yours,

By:

Authorized Officer

Accepted as of the date first above written:

Adel Industrial Development Authority

By:

Chairman

Sanderson Farms, Inc. (Production Division)

By:

Title: